Exhibit 10.2

September 22, 2023
Re: Revised Offer of Employment
Dear Shaw:
It is my pleasure to provide documentation for your revised employment agreement terms with AdaptHealth Corp. Any terms not addressed below will remain the same as those set out in your previous offers of employment effective 02/26/2020 and 3/8/23: The key terms are as follows:

1.Compensation.
(a)Severance: In the event that the Company shall terminate your employment for any reason other than for Cause (as defined in Exhibit A attached hereto), you shall be entitled to receive fifty-two (52) weeks of severance pay at your then-current base salary, subject to your prompt execution of an irrevocable general release of claims in favor of the Company and its affiliates in a form reasonably acceptable to the Company that becomes effective within sixty (60) days following such termination. The severance payments will be payable on a salary continuation basis in accordance with the Company’s standard payroll practices and procedures.
Upon review and acceptance, please sign and return this letter to me via DocuSign.
Sincerely,

Jennifer Spear
Vice President, Head of Human Resources
AdaptHealth, Corp.
215-370-8664

_______________________________________________________________________________________________
I have fully read and accept the terms set forth in this offer letter.

By:	/s/ Shaw Rietkerk
Name:	Shaw Rietkerk
Date:	9/22/2023

EXHIBIT A
“Cause” for purposes of this agreement in the absence of an employment agreement otherwise defining Cause means (i) your act(s) of gross negligence or willful misconduct in the course of your employment,
(ii) failure or refusal by you to perform in any material respect your duties or responsibilities,
(iii) misappropriation (or attempted misappropriation) by you of any assets or business opportunities of the Company, together with any direct or indirect subsidiaries of the Company (the “Company Group”),
(iv) theft, embezzlement or fraud committed (or attempted) by you, at your direction, or with your prior actual knowledge, (v) your conviction of or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of your duties to the Company or any other member of the Company Group or otherwise result in injury to the reputation or business of the Company or any other member of the Company Group, (vi) any material violation by you of the policies of the Company or any other member of the Company Group including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of the Company or any other member of the Company Group, (vii) your breach of any restrictive covenant agreement between you and any member of the Company Group, (viii) any act or omission to act by you intended to harm or damage the business, property, operations, financial condition or reputation of the Company or any other member of the Company Group,
(ix) your failure to cooperate, if requested by the Company, with any investigation or inquiry into your or the Company Group’s business practices, whether internal or external, including, but not limited to, your refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry, or (x) any chemical dependence by you which adversely affects the performance of your duties and responsibilities to the Company or any other member of the Company Group. If, within ninety (90) days subsequent to your termination for any reason other than by the Company for Cause, the Company determines that your employment could have been terminated for Cause pursuant to clauses (iii), (iv), or (v) of the definition thereof, your employment will be deemed to have been terminated for Cause for all purposes, and you will be required to disgorge to the Company all amounts received pursuant to this letter or otherwise on account of such termination that would not have been payable to you (or that you would have been required to repay) had such termination been by the Company for Cause.